UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 11, 2006
PATRICK INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-3922	35-1057796

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

107 West Franklin, P.O. Box 638, Elkhart, Indiana	46515

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code	(574) 294-7511

N/A

(Former name or former address if changed since last report)

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

At the Annual Meeting of Shareholders of Patrick Industries, Inc. (the “Company”), held on May 11, 2006, the Company’s shareholders voted to amend the 1987 Stock Option Program (the “Program”) to increase the number of shares of common stock available under the Program by 500,000 shares, bringing the total shares available under the Program to 721,345 shares. The Program provides for the granting of incentive stock options, nonqualified stock options, related stock appreciation rights and stock awards to eligible persons, which include officers and key employees. A copy of the Program is attached to this Form 8-K as Exhibit 10(bb) and is incorporated herein by reference.

ITEM 7.01              REGULATION FD DISCLOSURE.

On May 15, 2006, the Company announced that the Board of Directors authorized, from time to time at market prices, the repurchase of up to 250,000 shares of common stock over a one-year period for cash in the open market, negotiated or block transactions. A copy of the press release is furnished herewith as Exhibit 99.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits
	Exhibit Number	Description
	10(bb)	Patrick Industries, Inc. 1987 Stock Option Program as amended and restated (through 5/11/06)

	99.1	Press Release issued May 15, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRICK INDUSTRIES, INC.

(Registrant)

DATE May 17, 2006	BY	/s/ Andy L. Nemeth

Andy L. Nemeth
Executive Vice President – Finance
Secretary-Treasurer, and Chief Financial Officer